Exhibit 10 (viii)
-----------------














                                 MONROE BANCORP

                      DIRECTORS' DEFERRED COMPENSATION PLAN

               (As Amended and Restated Effective January 1, 1999)

                                 MONROE BANCORP
                      DIRECTORS' DEFERRED COMPENSATION PLAN
               (As Amended and Restated Effective January 1, 1999)


                                TABLE OF CONTENTS
                                -----------------

ARTICLE                                                                    PAGE
-------                                                                    ----

         INTRODUCTION .....................................................  1

I.       DEFINITIONS  .....................................................  1

         1.1      Accounting Date..........................................  1
         1.2      Board....................................................  1
         1.3      Committee................................................  1
         1.4      Company..................................................  1
         1.5      Director.................................................  1
         1.6      Disability...............................................  1
         1.7      Fees.....................................................  1
         1.8      Fiscal Year..............................................  1
         1.9      Individual Account.......................................  1
         1.10     Participant..............................................  1
         1.11     Participation Agreement..................................  1
         1.12     Plan ....................................................  2
         1.13     Plan Sponsor.............................................  2
         1.14     Rabbi Trust..............................................  2

II.      PARTICIPATION.....................................................  2

III.     DEFERRALS AND ALLOCATIONS.........................................  2

         3.1      Deferral Account.........................................  2
         3.2      Accounting...............................................  2
         3.3      Crediting of Deferrals...................................  3

IV.      INVESTMENT OF CONTRIBUTIONS.......................................  3

         4.1      Conversion of Accounts...................................  3
         4.2      Investments .............................................  3
         4.3      Unsecured Contractual Rights.............................  3

V.       DISTRIBUTIONS.....................................................  4

         5.1      Time of Payment of Benefits..............................  4
         5.2      Method of Payment of Benefits............................  4
         5.3      Benefit Payment Elections................................  4
         5.4      Death of the Participant and Beneficiary Designation.....  5

VI.      PLAN ADMINISTRATION...............................................  5

         6.1      Administration by the Committee..........................  5
         6.2      Power and Responsibilities of the Committee..............  6
         6.3      Liabilities..............................................  6
         6.4      Claims Procedure.........................................  7

VII.     AMENDMENT AND TERMINATION OF THE PLAN.............................  7

         7.1      Amendment of the Plan....................................  7
         7.2      Termination of the Plan..................................  7

VIII.    MISCELLANEOUS.....................................................  7

         8.1      Governing Law............................................  7
         8.2      Headings and Gender......................................  7
         8.3      Participant's Rights; Acquittance........................  7
         8.4      Spendthrift Clause.......................................  8
         8.5      Counterparts.............................................  8
         8.6      Limitations on Liability.................................  8
         8.7      Incapacity for Participant or Beneficiary................  8
         8.8      Corporate Successors.....................................  8
         8.9      Evidence  ...............................................  8
         8.10     Severability.............................................  8

         SIGNATURES   .....................................................  9

                                  INTRODUCTION
                                  ------------

         The purpose of this Plan is to permit Directors of the Plan Sponsors to defer the receipt and resulting taxation of the Fees received from Plan Sponsors for services as a Director of Plan Sponsors.

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         Whenever the initial letter of the following words or phrases is capitalized in this Plan, those words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:


         1.1 "Accounting Date" means the last day of each month (and any other date selected by the Committee).

         1.2 "Board" means the Board of Directors of the Company.

         1.3 "Committee" means the Compensation Committee of the Board.

         1.4 "Company" means Monroe Bancorp.

         1.5 "Director" means any duly elected and serving member of the Board of Directors of a Plan Sponsor.

         1.6 "Disability" means any mental or physical disability that would render the affected Participant unable to perform his or her duties as a Director.

         1.7 "Fees" means all fees payable to a Director for a Fiscal Year for services rendered to a Plan Sponsor as a Director with respect to such Fiscal Year.

         1.8 "Fiscal Year" means the calendar year.

         1.9 "Individual Account" means the individual bookkeeping account maintained for each Participant in accordance with Section 3.1 which shall be a book reserve account and shall be recorded on the financial books and records of the Company as a liability owed to the Director.

         1.10 "Participant" means a Director who becomes a Participant pursuant to the provisions of Article II of the Plan.

         1.11 "Participation Agreement" means one or more written agreements between the Participant and a Plan Sponsor pursuant to which the Participant elects to defer all or a portion of his or her Fees, designates his beneficiary(ies), elects a form of distribution and elects the time at which his benefit will be distributed under the Plan.

         1.12 "Plan" means the deferred compensation plan embodied herein, as amended from time to time, known as the Monroe Bancorp Directors' Deferred Compensation Plan as amended and restated effective January 1, 1999.

         1.13 "Plan Sponsor" means the Company and any other entity the Company allows to adopt and become a co-sponsor of the Plan.

         1.14 "Rabbi Trust" means the rabbi trust established by the Company with a corporate trustee to provide for the benefits created by this Plan.


                                   ARTICLE II
                                  PARTICIPATION
                                  -------------

         Each Director, while a Director, may elect to defer the receipt of all or a portion of the Fees he or she would otherwise receive with respect to a Fiscal Year. The election to defer shall be made by the execution of a Participation Agreement and shall be effective with respect to services rendered during the Fiscal Years which commence immediately after the date the Director elects to defer the receipt of Fees. Each Director shall have the right to amend or revoke his or her election to defer the receipt of his or her Fees for any Fiscal Year which commences immediately after an amended Participation Agreement is delivered to the Committee.

                                   ARTICLE III
                            DEFERRALS AND ALLOCATIONS
                            -------------------------

         3.1 Deferral Account. The Committee shall establish and maintain an Individual Account in the name of each Participant, to which the Committee shall credit the Fees deferred by the Participant pursuant to Article II and from which the Committee shall debit all amounts paid to the Participant or his designated beneficiary pursuant to Article V.

         3.2 Accounting. As of each Accounting Date, the Participants' Individual Accounts will be adjusted as follows:

                  (i) First, by charging a Participant's Individual Account with any payments made to or on behalf of that Participant or his designated beneficiary since the last Accounting Date.

                  (ii) Second, by adjusting the balances in all the Participants' Individual Accounts, pro rata, so that the total of the Individual Account balances equal the adjusted net worth of the Rabbi Trust fund (as determined below) as of that Accounting Date.

                  (iii) Finally, by crediting each Participant's Individual Account with any deferred Fees that are to be allocated to his Individual Account as of that Accounting Date.

The "adjusted net worth of the Rabbi Trust fund" as of any Accounting Date means the fair market value of all the property held by the trustee under that trust on that date, less an amount equal to the contributions made to the trustee since the previous Accounting Date.

         3.3 Crediting of Deferrals. All amounts deferred by a Participant pursuant to Article II shall be credited to the Participant's Individual Account effective as of the last day of the month in which the deferred Fees are contributed to the Rabbi Trust. Deferred Fees will be contributed to the Rabbi Trust as soon as practicable following the date the Fees would otherwise have been paid to the Participant had they not been deferred.


                                   ARTICLE IV
                           INVESTMENT OF CONTRIBUTIONS
                           ---------------------------

         4.1 Conversion of Accounts. Prior to June 30, 1998, Individual Accounts were deemed to be invested in Monroe Stock. Effective as of June 30, 1998, each Participant's Individual Account was converted to a dollar value by multiplying the number of "shares" allocated to the Participant's Individual Account (including the cash dividend on Monroe Stock to paid on or about June 30, 1998) times the per share fair market value of Monroe Stock as of that date. This per share fair market value was determined by the Board of Directors after reference to a written valuation of Monroe Stock, on a minority, nonmarketable basis, prepared by Hoefer & Arnett. From July 1, 1998 through December 31, 1998, earnings were credited to each Participant's Individual Account at a rate equal to the rate paid on December 31, 1998 for three-year notes issued by the U.S. Treasury. Effective on the date on which amounts credited under the Plan are first transferred to the Rabbi Trust, which date shall be on or as soon as possible after January 1, 1999, the adjustment to each Participant's Individual Account shall be determined by the earnings on the investments made under the Plan through the Rabbi Trust.

         4.2 Investments. All deferrals under the Plan shall be credited to each Participant's Individual Account as provided in Section 3.2. The Participant may request that the trustee of the Rabbi Trust invest his Individual Account in any investment approved by the Committee from time to time. The Committee may establish any rule or procedure it deems necessary or desirable concerning the Participant's ability to request or failure to request the investment of the Rabbi Trust funds. No provision of the Plan shall impose or be deemed to impose any obligation upon the Company, other than an unsecured contractual obligation to make a cash payment to Participants and their beneficiaries in accordance with the terms of the Plan. Benefits payable under the Plan shall be paid directly by the Company from its general assets to the extent not paid from the Rabbi Trust.

         4.3 Unsecured Contractual Rights. The Plan at all times shall be unfunded and constitute a mere promise by the Company to make benefit payments in the future. Notwithstanding any other provision of this Plan, neither a Participant nor his or her designated beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company prior to the time benefits are paid as provided in Article V, including any Fees deferred by the Participant. All rights created under this Plan shall be mere unsecured contractual rights of the Participant against the Company.


                                    ARTICLE V
                                  DISTRIBUTIONS
                                  -------------

         5.1 Time of Payment of Benefits. All amounts credited to a Participant's Individual Account, including any adjustments credited in accordance with Section 3.2, shall be or commence to be distributed to or for the benefit of a Participant (or his designated beneficiary) as soon as practicable following the Participant's death or Disability or, if earlier, the later of (i) the last day the Participant is serving as a Director, or (ii) an age specified by the Participant in his most recently filed Participation Agreement. The election of the age at which benefits hereunder may be distributed may be amended by the delivery of an amended Participation Agreement to the Committee as described in section 5.3.

         5.2 Method of Payment of Benefits. The balance of a Participant's Individual Account shall be paid by the Company in cash or kind, as determined by the Committee, in one of the following methods effectively elected by the Participant in a Participation Agreement:

                  (a)      A single lump sum.

                  (b) Installments payable at such monthly or annual intervals, over a period not in excess of 10 years, as shall be elected by the Participant.


         5.3 Benefit Payment Elections.

                  (a) In order to be effective, a Participant's election of the manner in which his benefits shall be distributed (including benefits which become payable as a result of the Participant's death) must be made by delivering a Participation Agreement or an amended Participation Agreement to the Committee not later than 60 days prior to the beginning of the Plan Year in which the distribution event occurs. If the Participant does not elect a form of distribution under Section 5.2, or such election is not timely or properly made under this Section 5.3, his entire benefit shall be distributed in the form of a single lump sum.

                  (b) In the event a Participant properly elects and is eligible to receive his Individual Account in the form specified in Section 5.2(b), the Participant must specify in his written election the number of years over which the installments are to be distributed.


         5.4 Death of the Participant and Beneficiary Designation.

                  (a) Form and Time of Payment. In the event of a Participant's death, the balance in his or her Individual Account shall be paid to the Participant's designated beneficiary in a single lump sum. Such distribution shall be made as soon as practicable in which the Participant's death occurs. If the Participant dies after distribution of his benefits under the Plan has commenced, his remaining benefit, if any, shall be distributed in the same manner and at the same time(s) as such benefit was being distributed prior to his death, or in a single lump sum, if effectively elected by the Participant in his most recently filed Participation Agreement.

                  (b) Designation of Beneficiaries. The Participant may designate a primary and contingent beneficiary or beneficiaries on forms provided by the Committee, which for this purpose may include the Participation Agreement. Such designation may be changed at any time for any reason by the Participant and without notice to or consent of any prior or future beneficiaries. If the Participant fails to designate a beneficiary, or if such designation shall for any reason be illegal or ineffective, or if the designated beneficiary(ies) shall not survive the Participant, his benefits under the Plan shall be paid: (i) to his surviving spouse; (ii) if there is no surviving spouse, to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable intestacy law; or (iii) in the event that there shall be no such representative duly appointed and qualified, then to such persons as, at the date of his death, who would be entitled to share in the distribution of the Participant's estate under the provisions of the applicable statutes then in force governing the descent of intestate property, in the proportions specified in such statute. The Committee may determine the identity of the distributees, and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other document believed by it to be genuine, and upon any evidence believed by it to be sufficient.


                                   ARTICLE VI
                               PLAN ADMINISTRATION
                               -------------------

         6.1 Administration by the Committee. The Committee shall be responsible for administering the Plan. Except as the Company shall otherwise expressly determine, the Committee shall be charged with the full power and the responsibility for administering the Plan in all its details. Provided no Participant who is also a member of the Committee shall vote on any matter concerning that Participant's individual benefit hereunder.

         6.2 Powers and Responsibilities of the Committee.

                  (a) The Committee shall have all powers necessary to administer the Plan, including the power to construe and interpret the Plan documents; to decide all questions relating to an individual's eligibility to participate in the Plan; to determine whether a Participant has actually terminated as a Director; to determine the amount, manner and timing of any distribution of benefits or withdrawal under the Plan; to resolve any claim for benefits in accordance with Section 6.3, and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Committee's responsibilities under the Plan. Any construction, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding. All actions by the Committee shall be taken pursuant to uniform standards applied to all persons similarly situated.

                  (b) Records and Reports. The Committee shall be responsible for maintaining sufficient records to determine each Participant's eligibility to participate in the Plan, and the Fees of each Participant for purposes of determining the amount of contributions that may be made by or on behalf of the Participant under the Plan.

                  (c) Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate in the administration of the Plan. All rules and decisions of the Committee shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or beneficiary, the Plan Sponsors or the legal counsel of the Company.

                  (d) Application and Forms for Benefits. The Committee may require a Participant or beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Committee may rely upon all such information so furnished to it, including the Participant's or beneficiary's current mailing address.

         6.3 Liabilities. The Committee shall be indemnified and held harmless by the Plan Sponsors with respect to any actual or alleged breach of responsibilities performed or to be performed under the Plan.

         6.4      Claims Procedure.

                  (a) Filing a Claim. Any Participant or beneficiary under the Plan may file a written claim for a Plan benefit with the Committee or with a person named by the Committee to receive claims under the Plan. The Committee shall review the claim and determine the benefit payable, if any, as described in Section 6.2.

                  (b) Court Action. No Participant or beneficiary shall have the right to seek judicial review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to filing a claim for benefits under this Section 6.3.


                                   ARTICLE VII
                      AMENDMENT AND TERMINATION OF THE PLAN
                      -------------------------------------

         7.1 Amendment of the Plan. The Company shall have, in its sole discretion, the right at any time for any reason to modify, alter or amend the Plan in whole or in part.

         7.2 Termination of the Plan. The Company reserves the right, in its sole discretion, at any time for any reason to terminate the Plan. If the Company elects to terminate the Plan, each Participant shall be entitled to receive his or her benefits accrued through the effective date of the termination of the Plan. Such accrued benefits shall be paid to the Participant or to the Participant's designated beneficiary as soon as reasonably possible following such date of termination in a single lump sum.

                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

         8.1 Governing Law. The Plan shall be construed, regulated and administered according to the laws of the State of Indiana, except in those areas preempted by the laws of the United States of America in which case such laws will control.

         8.2 Headings and Gender. The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction the masculine shall include the feminine and the singular the plural, and vice versa.

         8.3 Participant's Rights; Acquittance. No Participant shall acquire any right to be retained as a Director by virtue of the Plan, nor, upon his dismissal, or upon his voluntary termination as a Director, shall he have any right or interest in or to any Plan assets other than as specifically provided herein.

         8.4 Spendthrift Clause. No benefit or interest available hereunder will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or his designated beneficiary, either voluntarily or involuntarily.

         8.5 Counterparts. This Plan may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

         8.6 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, no member of the Board and no officer or employee of a Plan Sponsor, no member of the Committee nor any individual acting as an employee or agent of any of them shall be liable to any Participant or beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful misconduct of such person.

         8.7 Incapacity of Participant or Beneficiary. If any person entitled to receive a distribution under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative), then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Plan Sponsors and the Plan.

         8.8 Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity ("Transaction"), but the Plan shall be continued after the Transaction only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. However, the corporate successor must agree to be bound by the terms of the Plan and each Director's Participation Agreement insofar as they pertain to all benefits theretofore allocated to each Participant's Individual Account and must agree to be assume and perform the obligations of the Company hereunder and under each Participation Agreement.

         8.9 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         8.10 Severability. In the event any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

                                   SIGNATURES
                                   ----------

         IN WITNESS WHEREOF, the Company has caused this Monroe Bancorp Directors' Deferred Compensation Plan to be amended and restated by its officers thereunder duly authorized, this 30th day of December, 1998, but effective as of January 1, 1999.


                                                     MONROE BANCORP



                                                     By: /s/ Mark D. Bradford
                                                         ----------------------
                                                     Its:  Secretary/Treasurer
                                                           --------------------
ATTEST:


By:  /s/ R. Scott Walters
     --------------------
Its:  Assistant Secretary/Assistant Treasurer
      ---------------------------------------

                               FIRST AMENDMENT OF
                                 MONROE BANCORP
                      DIRECTORS' DEFERRED COMPENSATION PLAN
                      -------------------------------------

               (As Amended and Restated Effective January 1, 1999)


         WHEREAS, Monroe Bancorp (the "Company") maintains the Monroe Bancorp Directors' Deferred Compensation Plan (As Amended and Restated Effective January 1, 1999) (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan to clarify the timing of distribution elections;

         NOW, THEREFORE, pursuant to the authority reserved to the Company to amend the Plan and delegated to the undersigned officers by action of the Board of Directors, the Plan is hereby amended, effective on and after January 1, 2000, by substituting the phrase "in which the Participant ceases to serve as a Director or in which the benefit is otherwise scheduled to be distributed, if earlier" for the phrase "in which the distribution event occurs" where that phrase appears in Section 5.3 of the Plan.


         IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf by its duly authorized officers this 16th day of December, 1999.


                                     MONROE BANCORP


                                     By: /s/ Mark D. Bradford
                                         --------------------

                                     Its: President and Chief Executive Officer
                                          -------------------------------------



ATTEST:

By:  /s/ Gordon M. Dyott
     -------------------

Its:  Vice President
      --------------

                               SECOND AMENDMENT OF
                                 MONROE BANCORP
                      DIRECTORS' DEFERRED COMPENSATION PLAN
                      -------------------------------------

               (As Amended and Restated Effective January 1, 1999)


         WHEREAS, Monroe Bancorp (the "Company") maintains the Monroe Bancorp Directors' Deferred Compensation Plan (As Amended and Restated Effective January 1, 1999) (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan to change the timing of distribution elections and the manner of payment, and to update the claims procedures;

         NOW, THEREFORE, pursuant to the authority reserved to the Company to amend the Plan and delegated to the undersigned officers by action of the Board of Directors, the Plan is hereby amended, generally effective on and after January 1, 2004, unless otherwise specified herein, in the following particulars:

         1. By replacing the first sentence of Section 5.1 of the Plan with the following:

                  "All amounts credited to a Participant's Individual Account, including any adjustments credited in accordance with Section 3.2, shall be or commence to be distributed to or for the benefit of a Participant (or his designated beneficiary) as soon as practicable following the Participant's death or Disability, or, if earlier, the later of (i) the last day of the Fiscal Year in which the Participant ceases to serve as a Director, or (ii) an age (no later than age 70 1/2) specified by the Participant in his most recently filed Participation Agreement."

         2.       By replacing subsection 5.2(b) of the Plan with the following:

                  "(b) Installments payable at such quarterly, semi-annual or annual intervals, over a period not in excess of 20 years, as shall be elected by the Participant."

         3.       By adding a subsection designated 5.2(c) to read as follows:

                  "(c)     A combination of the methods specified in subsections
                           (a) and (b)."

         4. By adding the following sentence to follow the first sentence of Section 5.3(a) effective December 18, 2003:

                  "Notwithstanding the preceding sentence a Participant may elect to change the manner in which the benefits shall be distributed (including benefits which become payable as a result of the Participant's death) by delivering an amended

                  Participation Agreement to the Committee by December 31, 2003 and such election shall be effective 60 days after the Committee receives the election."

         5.       By adding a subsection designated 5.3(c) to read as follows:

                  "(c) In the event a Participant properly elects and is eligible to receive his Individual Account in the form specified in Section 5.2(c), the Participant must specify in his written election the percentage of the account which will be distributed in a single sum and the percentage of the account which will be distributed in installments, including the number of years over which such installments shall be distributed."

         6. By replacing the first two sentences of subsection 5.4(a) of the Plan with the following:

                  "In the event of a Participant's death prior to any distribution of benefits, the balance in the Participant's Individual Account shall be paid or commence to be paid to the Participant's designated beneficiary in the manner elected by the Participant in his most recently filed Participation Agreement. Such distribution shall be made or commenced as soon as practicable following the date of the Participant's death."

         7. By replacing Section 6.4 of the Plan with the following effective January 1, 2002:

                  "6.4     Claims and Review Procedure.

                  (a) Procedures Governing the Filing of Benefit Claims. All Benefit Claims must be filed on the appropriate claim forms available from the Committee or in accordance with the procedures established by the Committee for claim purposes. A "Benefit Claim" means a request for a Plan benefit or benefits, made by a Claimant or by an authorized representative of a Claimant, which complies with the Plan's procedures for making benefit claims. "Claimant" means a Participant or a beneficiary who is claiming entitlement to the payment of any benefit under the Plan.

                  (b) Notification of Benefit Determinations. The Committee will notify a Claimant, in accordance with subsection
                           (c) below, of the Plan's benefit determination within a reasonable period of time after receipt of a Benefit Claim, but not later than 90 days (45 days in the case of a Disability Claim) after receipt of the Benefit Claim by the Plan.

                           If special circumstances require an extension of time for processing the Benefit Claim, the Committee will notify the Claimant of the extension prior to the termination of the initial period described above. The notice will indicate the special circumstances requiring the extension of time and the date by which the Plan expects to make the benefit determination.

                           In no event will the extension exceed a period of 90 days from the end of the initial period.

                           In the case of a Disability Claim, the extension period will not exceed 30 days, unless prior to the end of first 30-day extension period, the Committee determines that, due to matters beyond its control, a decision cannot be rendered within the extension period, in which case the period for making the determination may be extended for an additional 30 days. Every Disability Claim notice will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, the additional information needed to resolve those issues and the Claimant's right to provide the specified information within 45 days. If the extension is in effect due to the Claimant's failure to submit information necessary to decide a Disability Claim, the period for making the benefit determination will be tolled from the date on which the notice of the extension is sent to the Claimant until the date on which the Claimant responds to the request for information. The term "Disability Claim" means a request for a Plan benefit made by a Claimant due to the purported Disability of a Plan Participant.

                  (c) Manner and Content of Notification of Benefit Determinations. All notices given by the Committee under the Plan will be given to a Claimant, or to his authorized representative, in a manner that satisfies the standards of 29 CFR 2520.104b-1(b) as appropriate with respect to the particular material required to be furnished or made available to that individual. The Committee may provide a Claimant with either a written or an electronic notice of the Plan's benefit determination. Any electronic notification will comply with the standards imposed by 29 CFR 2520.104b-1(c)(1)(i), (iii) and (iv). In the case of an Adverse Benefit Determination, the notice will set forth, in a manner calculated to be understood by the
                           Claimant:

                           (i)      The specific reasons for the adverse
                                    determination;

                           (ii) Reference to the specific Plan provisions (including any internal rules, guidelines, protocols, criteria, etc.) on which the determination is based;

                           (iii) A description of any additional material or information necessary for the Claimant to complete the claim and an explanation of why such material or information is necessary;

                           (iv) For a Disability Claim, the identification of any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with Claimant's Adverse Benefit Determination, without regard to whether the advice was relied upon; and

                           (v)      A description of the Plan's review
                                    procedures and the time limits applicable to such procedures.

                  (d) Appeal of Adverse Benefit Determinations. A Claimant who receives an Adverse Benefit Determination and desires a review of that determination must file, or his authorized representative must file on his behalf, a written request for a review of the Adverse Benefit Determination, not later than 60 days (180 days for a Disability Claim) after receiving the determination.

                           The written request for a review must be filed with the Committee. Upon receiving the written request for review, the Committee will advise the Claimant, or his authorized representative, in writing that:

                           (i)      The Claimant, or his authorized
                                    representative, may submit written comments, documents, records, and any other information relating to the claim for benefits; and

                           (ii) The Claimant will be provided, upon request of the Claimant or his authorized representative, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's Benefit Claim, without regard to whether those documents, records, and information were considered or relied upon in making the Adverse Benefit Determination that is the subject of the appeal.

                  (e) Benefit Determination on Review. All appeals by a Claimant of an Adverse Benefit Determination will receive a full and fair review by an appropriate named fiduciary of the Plan. In the case of a Disability Claim, the named fiduciary will not be:
                           (i) the party who made the Adverse Benefit
                           Determination that is the subject of the appeal, nor
                           (ii) the subordinate of that party. In performing this review for a Disability Claim, the named fiduciary will take into account all comments, documents, records, and other information submitted by the Claimant (or the Claimant's authorized representative) relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination, and will not afford deference to the initial Adverse Benefit Determination. For a Disability Claim, the named fiduciary will consult with a healthcare professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who was not consulted in connection with the Adverse Benefit Determination and who is not the subordinate of such an individual if the named fiduciary believes that such a consultation is necessary to properly complete the review process.

                  (f) Notification of Benefit Determination on Review. The Committee will notify a Claimant, in accordance with subsection (g) below, of the Plan's benefit determination on review within a reasonable period of time, but not later than 60 days (45 in the case of a Disability Claim) after the Plan's receipt of the Claimant's request for review of an Adverse Benefit Determination. If, however, special circumstances require an extension of time for processing the review by the named fiduciary, the Claimant will be notified, prior to the termination of the initial 60 (or 45) day period, of the special circumstances requiring the extension and the date by which the Plan expects to render the Plan's benefit determination on review, which will not be later than 120 days (90 days in the case of a Disability Claim) after receipt of a request for review. Provided, however, in the case of a Plan with a Committee or other group designated as the appropriate named fiduciary that holds regularly scheduled meetings at least quarterly, the time limit of this subsection will be modified in accordance with 29 CFR 2560.503-1(i)(1)(ii) or 29 CFR 2560.503-1(i)(3)(ii),
                           whichever is applicable.

                           If the extension period is in effect for a Disability Claim but the extension is due to the Claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination on review will be tolled from the date on which notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

                  (g) Manner and Content of Notification of Benefit Determination on Review. The Committee will provide a Claimant with notification of its benefit determination on review in a method described in subsection (c) above.

                           In the case of an Adverse Benefit Determination on review, the notification must set forth, in a manner calculated to be understood by the Claimant:

                           (a) The specific reasons for the adverse determination on review;

                           (b) Reference to the specific Plan provisions (including any internal rules, guidelines, protocols, criteria, etc.) on which the benefit determination on review is based;

                           (c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's Benefit Claim, without regard to whether those records were considered or relied upon in making the Adverse Benefit Determination on review, including any reports, and the identities, of any experts whose advice was obtained.

                  (h) Court Action. No Participant or beneficiary shall have the right to seek judicial review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits, prior to filing a claim for benefits and exhausting his rights to review under this Section 6.4.

         IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf by its duly authorized officers this 18th day of December, 2003.

                                      MONROE BANCORP


                                      By:  /s/ Mark D. Bradford
                                           --------------------

                                      Its: President and Chief Executive Officer
                                           -------------------------------------

ATTEST:


By: /s/ R. Scott Walters
    --------------------

Its: Secretary
     ---------






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